Exhibit 99.1

Contact:
William B. Boni
VP, Investor Relations/
Corp. Communications
Minerva Neurosciences, Inc.
(617) 600-7376

FOR IMMEDIATE RELEASE

MINERVA NEUROSCIENCES NAMES REMY LUTHRINGER AS EXECUTIVE CHAIRMAN AND WILLIAM DOYLE AS LEAD INDEPENDENT DIRECTOR

Waltham, MA, February 5, 2018 – Minerva Neurosciences, Inc. (NASDAQ: NERV), a biopharmaceutical company focused on the development of therapies to treat central nervous system (CNS) disorders, today announced that Dr. Rémy Luthringer has been appointed as Executive Chairman of Minerva’s Board of Directors and William Doyle has been appointed as Lead Independent Director.

Dr. Luthringer, as Executive Chairman of the Board and Chief Executive Officer of Minerva, will continue his close involvement with Minerva’s R&D team in the execution of five late stage clinical trials with three molecules. Dr. Luthringer will also lead the implementation of Minerva’s commercial strategy, initially focused on Minerva’s lead molecule, MIN-101, currently in Phase 3 clinical testing for the treatment of negative symptoms in patients suffering from schizophrenia.

William Doyle, a current director of Minerva, is the Executive Chairman of Novocure Ltd. (NASDAQ:NVCR), a commercial stage oncology company pioneering a novel therapy for solid tumors. “Bill’s deep industry experience in strategic development, partnering, product launches, marketing and commercialization will benefit Minerva as the foundation is laid for the commercialization of its lead product candidate, MIN-101, and its other clinical stage assets,” said Dr. Fouzia Laghrissi-Thode, a director of Minerva.

Marc Beer has resigned as Chairman of Minerva’s Board of Directors to pursue new opportunities. During his tenure over the past four years, he guided Minerva from a private company through its initial public offering and growth into late-stage clinical development. “We would like to thank Marc Beer for his valuable contributions during the past four years,” said Dr. Luthringer. “We wish him well in his future endeavors.”

About Minerva Neurosciences

Minerva Neurosciences, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of a portfolio of products to treat CNS diseases. Minerva’s proprietary compounds include: MIN-101, in Phase 3 clinical development for schizophrenia;

seltorexant (MIN-202 or JNJ-42847922), in Phase 2b clinical development for insomnia and major depressive disorder (MDD); MIN-117, planned to begin Phase 2b clinical development for MDD in early 2018; and MIN-301, in pre-clinical development for Parkinson’s disease. Minerva’s common stock is listed on the NASDAQ Global Market under the symbol “NERV.” For more information, please visit www.minervaneurosciences.com.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include the timing and outcomes of future interactions with U.S. and foreign regulatory bodies and statements herein regarding our ability to successfully develop and commercialize our therapeutic products. These forward-looking statements are based on our current expectations and may differ materially from actual results due to a variety of factors including, without limitation, whether our product candidates will advance further in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications;management’s ability to successfully achieve its goals; our ability to raise additional capital to fund our operations on terms acceptable to us; and general economic conditions. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Securities and Exchange Commission on November 6, 2017. Copies of reports filed with the SEC are posted on our website at www.minervaneurosciences.com. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.